UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA	01803-4238
(Address of principal executive offices and Zip Code)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 19, 2020, CIRCOR International, Inc.’s wholly-owned subsidiary, CIRCOR Energy Products LLC ("CEP"), completed the previously announced disposition of its loss-making short-cycle upstream oil and gas business, Distributed Valves (the "Business"), to MS Valves GmbH (the “Purchaser”) pursuant to the Securities Purchase Agreement dated June 5, 2020 (the “Purchase Agreement”), for negative $8.25 million. The transaction is subject to a working capital adjustment and an earnout of 50% of net profit (only if positive) from closing through December 31, 2022. As part of the transaction, CEP will retain certain supplier liabilities and responsibility for closing the Mexico manufacturing facility.
The Purchase Agreement contains customary representations and warranties made by CEP and the Purchaser. The Purchase Agreement also contains certain post-closing covenants, including the covenants by CEP, along with its affiliates, to not engage in a business that is competitive with the Business for a period of two years after the closing of the disposition, subject to certain exceptions, and to not solicit employees of the Business for a period of two years after the closing of the disposition, subject to certain exceptions. The Purchase Agreement provides that CEP will indemnify the Purchaser, and the Purchaser will indemnify CEP, for breaches of representations, warranties and covenants, and for certain other matters.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein. The Purchase Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about CEP or the Purchaser or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CEP or the Purchaser or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in important part by the underlying disclosure schedule.
CIRCOR International, Inc. has presented the Business as discontinued operations since the quarter ended September 29, 2019.
Item 9.01                  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of June 5, 2020, by and between CIRCOR Energy Products, LLC and Rheinsee 765. V V GmbH (Renamed into “MS Valves GmbH”)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.

June 23, 2020	/s/ Abhi Khandelwal
Abhi Khandelwal
Senior Vice President and Chief Financial Officer